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                                                                  Exhibit (j)(2)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 7, 2001, relating to the financial statements and financial highlights for the Dollar Shares of TempFund, Dollar Shares of FedFund, Dollar Shares of MuniFund, and Dollar Shares of California Money Fund and Institutional Shares of New York Money Fund (Portfolios of BlackRock Provident Institutional Funds, formerly Provident Institutional Funds, hereafter referred to as "BPIF") which appears in the October 31, 2001 Annual Report to Shareholders of BlackRock Provident Institutional Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Auditors", and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
Philadelphia, PA
March 15, 2002